Exhibit 3.2

AMENDED AND RESTATED CERTIFICATE
OF
INCORPORATION OF SQUARESPACE, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Squarespace, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Squarespace, Inc. The original certificate of incorporation of this corporation was filed in the office of the Secretary of State of the State of Delaware on October 29, 2007.

SECOND: That the Board of Directors of the corporation (the “Board”) duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation, as amended through the date hereof, of this corporation be amended and restated in its entirety as follows:

Article I

The name of this corporation is Squarespace, Inc.

Article II

The address of the registered office of this corporation in the State of Delaware is 3500 South DuPont Highway, County of Kent, Dover, DE USA 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

Article III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Article IV

The total number of shares of all classes of stock that this corporation is authorized to issue is Two Billion Two Hundred Million (2,200,000,000) shares, consisting of (a) One Billion (1,000,000,000) shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (b) One Hundred Million (100,000,000) shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), (c) One Billion (1,000,000,000) shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”) and (d) One Hundred Million (100,000,000) shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), undesignated as to series and issuable in accordance with the provisions of Article VI and the General Corporation Law.

Article V

1.                  General. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation or as required by applicable law, the holders of Common Stock shall vote together and not as separate series or classes on all matters (including the election of directors) submitted to a vote of the stockholders of the corporation; provided, however, that, except as otherwise required by the General Corporation Law or other applicable law, holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to the General Corporation Law.

2.                  Identical Rights. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or as required by applicable law, shares of Common Stock shall have the same rights and powers (including as to dividends, distributions and any liquidation, dissolution or winding up of the corporation but excluding voting as described in Section 4 below), share ratably and be identical in all respects as to all matters, including:

(a)           Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock treated adversely, voting separately as a class.

(b)           The corporation shall not declare or pay any dividend or make any other distribution to the holders of Class A Common Stock, Class B Common Stock or Class C Common Stock payable in securities of the corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock and Class C Common Stock if, and only if, (A) a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, is declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date and (B) a dividend payable in shares of Class C Common Stock, or rights to acquire shares of Class C Common Stock, as applicable, is declared and paid to the holders of Class C Common Stock at the same rate and with the same record date and payment date; (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock or Class C Common Stock if, and only if, (A) a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, is declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date and (B) a dividend payable in shares of Class C Common Stock, or rights to acquire shares of Class C Common Stock, as applicable, is declared and paid to the holders of Class C Common Stock at the same rate and with the same record date and payment date; and (iii) dividends or other distributions payable in shares of Class C Common Stock or rights to acquire shares of Class C Common Stock may be declared and paid to the holders of Class C Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock or Class B Common Stock if, and only if, (A) a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, is declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date and (B) a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, is declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date. For the avoidance of doubt, nothing in this paragraph (b) shall prevent the corporation from declaring and paying an identical dividend or other distribution payable in shares of one class of Common Stock or rights to acquire one class of Common Stock to holders of each class of Common Stock.

(c)           If the corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, then the outstanding shares of all other classes of Common Stock shall be subdivided or combined in the same proportion and manner, unless different treatment is approved by (i) the holders of a majority of the outstanding Class A Common Stock, (ii) the holders of a majority of the outstanding Class B Common Stock and (iii) the holders of a majority of the outstanding Class C Common Stock, each of (i) through (iii) voting as separate class.

3.               Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number and type of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

4.                  Voting Rights.

(a)            Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share thereof held.

(b)           Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share thereof held.

(c)            Class C Common Stock. Each holder of shares of Class C Common Stock shall be entitled to no votes for each share thereof held.

5.                  Class B Common Stock Protective Provisions. Prior to the Final Conversion Date, in addition to any vote required hereunder, by applicable law or in the Bylaws of the corporation (the “Bylaws”), the corporation shall not, without the approval of a majority of the voting power of the Class B Common Stock, voting as a separate class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise:

(a)           amend, alter, or repeal any provision of this Amended and Restated Certificate of Incorporation (including any filing of a Certificate of Designation) in a manner that adversely modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock;

(b)           (A) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock having the right to more than one (1) vote for each share thereof, or (B) increase the authorized number of shares of any additional class or series of capital stock of the corporation having the right to more than one (1) vote for each share thereof; or

(c)           reclassify, alter or amend any existing security of the corporation if such reclassification, alteration or amendment would provide such other security with the right to more than one (1) vote for each share thereof.

6.                  Authorized Shares. Except as required by applicable law, the number of authorized shares of each class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or the number required to be reserved hereunder to effectuate the conversion of shares of Class B Common Stock into Class A Common Stock) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of Common Stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law; provided, that, for the avoidance of doubt, the number of authorized shares of Class B Common Stock shall not be increased or decreased without the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.

7.                  Liquidation and Change of Control Rights.

(a)           Liquidation. In the event of a liquidation, dissolution or winding up of the corporation, subject to the rights of any Preferred Stock that may then be outstanding, the remaining assets of the corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis per share to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any liquidation, dissolution or winding up pursuant to any bona fide employment, consulting, severance or similar services arrangement shall not be deemed to be “distribution to stockholders.”

(b)           Change of Control. In the event of a Change of Control Transaction, shares of Common Stock shall be treated equally, identically and shall share ratably, on a per share basis, in any consideration into which such shares are converted or any consideration paid or otherwise distributed to holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any liquidation, dissolution or winding up pursuant to any bona fide employment, consulting, severance or similar services arrangement shall not be deemed to be a “payment” or “distribution.” In the event that the holders of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration in connection with a Change of Control Transaction, the foregoing sentence shall be deemed satisfied if holders of shares of Class A Common Stock, the holders of Class B Common Stock and the holders of shares of Class C Common Stock are granted identical election rights.

8.                  Conversion of the Class B Common Stock.

(a)            Optional Conversion. At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock as provided herein. Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor, as applicable, duly endorsed, at the office of the corporation or any transfer agent for the Class B Common Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such notice may specify a future event or time upon which such conversion shall become effective. Thereupon, the corporation shall promptly issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates, as applicable, for the number of shares of Class A Common Stock to which such holder is entitled upon such conversion (or if such shares are uncertificated, register such shares in book-entry form). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates, as applicable, representing the shares of Class B Common Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date; provided that if a conversion election under this Section 8(a) of Article V is conditioned upon the occurrence of any future event or time, the holder making such election who is entitled to receive Class A Common Stock upon conversion of their Class B Common Stock shall not be deemed to have converted such shares of Class B Common Stock until immediately prior to the occurrence of such event or time.

(b)            Automatic Conversion Upon Transfer. Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share of Class B Common Stock, other than a Permitted Transfer. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates, as applicable, representing such shares are surrendered to the corporation or its transfer agent; provided, however, that the corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion (or register such shares of Class A Common Stock in book-entry form) unless the certificates evidencing such shares of Class B Common Stock are either delivered to the corporation or its transfer agent as provided below, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock so converted shall surrender the certificates, as applicable, representing such shares at the office of the corporation or any transfer agent for the Class A Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, as applicable, a certificate or certificates (or if such shares are uncertificated, registration of such shares in book-entry form) for the number of shares of Class A Common Stock into which the shares of Class B Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

(c)           Automatic Conversion Upon Death. Each share of Class B Common Stock held of record by a natural person shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the death of such stockholder.

(d)            Automatic Conversion on the Final Conversion Date. On the Final Conversion Date (as defined below), each one (1) issued share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock. Following the Final Conversion Date, the corporation may no longer issue any additional shares of Class B Common Stock.

(e)            Policies and Procedures. The Board, or a committee thereof, may, from time to time, establish such policies and procedures, not in violation of applicable law or this Amended and Restated Certificate of Incorporation or the Bylaws, relating to the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If the Board, or a committee thereof, has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Board, or a committee thereof, may request that the purported transferor furnish affidavits or other evidence to the corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within thirty (30) days after the date of such request furnish sufficient (as determined by the Board or a committee thereof) evidence to the corporation (in the manner provided in the request) to enable the corporation to determine that no such Transfer that is not a Permitted Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the corporation. In connection with any action of the stockholders of the corporation taken at a meeting, the stock ledger of the corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

9.                No Reissuance of Class B Common Stock. No share or shares of Class B Common Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the corporation shall be authorized to issue.

10.              Definitions. For purposes of this Article V, the following definitions shall apply:

(a)            “Change of Control Transaction” means:

(i)                 the closing of the sale, transfer or other disposition of all or substantially all of (1) the assets of the corporation or (2) the assets of one or more direct or indirect subsidiaries of the corporation constituting all or substantially all of the assets of the corporation (determined on a consolidated basis with all of the corporation’s direct and indirect subsidiaries), provided that any sale, transfer or other disposition of assets exclusively between or among the corporation and any direct or indirect subsidiary or subsidiaries of the corporation shall not be deemed a “Change of Control Transaction”; or

(ii)              the merger, consolidation, business combination or other similar transaction of the corporation with or into any other entity.

(b)            “Disability” means, with respect to the Founder, permanent and total disability such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner.

(c)           “Family Member” shall mean with respect to any Qualified Stockholder who is a natural person, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such Qualified Stockholder.

(d)            “Final Conversion Date” means 5:00 p.m. in New York City, New York on the earliest to occur of (i) the first date on which the outstanding shares of Class B Common Stock held by the Founder and his Permitted Transferees represent less than seven percent (7%) of the aggregate number of shares of the then outstanding Class A Common Stock and Class B Common Stock on an as-converted basis, (ii) the date specified by the holders of a majority of the outstanding shares of Class B Common Stock or (iii) date of the Founder’s death or Disability.

(e)              “Founder” means Anthony Casalena.

(f)             “Initial Public Event” means the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) that registers shares of the corporation’s Class A Common Stock in a ‘direct listing’, where the Class A Common Stock and Class B Common Stock are each a “covered security” as described in Section 18(b) of the Securities Act.

(g)               “Permitted Entity” shall mean, any corporation, partnership, limited liability company, foundation (including a private foundation), donor-advised fund, or supporting organization within the meaning of Section 509(a)(3) of the Internal Revenue Code of 1986, as amended, in which a Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, either (i) owns shares, partnership interests or membership interests, as applicable, with sufficient voting power in the corporation, partnership, limited liability company, foundation (including a private foundation), donor-advised fund, or supporting organization, as the case may be, or (ii) otherwise has legally enforceable rights, in each case such that the Qualified Stockholder retains exclusive Voting Control with respect to all shares of Class B Common Stock held of record by such corporation, partnership, limited liability company, foundation (including a private foundation), donor-advised fund, or supporting organization, as the case may be.

(h)               “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock, as set forth below, in each case so long as such Qualified Stockholder retains sufficient Voting Control, as the case may be, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains exclusive Voting Control with respect to all shares of Class B Common Stock held of record by the applicable transferee:

(i)                by a Qualified Stockholder to the trustee of a Permitted Trust of such Qualified Stockholder;

(ii)           by a Permitted Trust of a Qualified Stockholder, to such Qualified Stockholder or the trustee of any other Permitted Trust of such Qualified Stockholder;

(iii)            by a Qualified Stockholder to a Family Member of such Qualified Stockholder;

(iv)             by a Family Member of a Qualified Stockholder, to such Qualified Stockholder;

(v)               by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or

(vi)             by a Permitted Entity of a Qualified Stockholder, to such Qualified Stockholder or any other Permitted Entity of such Qualified Stockholder.

(i)               “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(j)                 “Permitted Trust” shall mean a bona fide trust for the benefit of a Qualified Stockholder or Family Members of the Qualified Stockholder, if such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Qualified Stockholder, or a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest, in each case so long as the Qualified Stockholder has exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust.

(k)               “Qualified Stockholder” shall mean (i) the registered holder of a share of Class B Common Stock immediately prior to the Initial Public Event; (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the corporation; and (iii) a Permitted Transferee.

(l)                 “Transfer” of a share of Class B Common Stock shall mean any direct or direct sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise, such that the previous holders of such voting power no longer retain exclusive Voting Control with respect to the shares of Class B Common Stock held by such holder; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article V:

(i)              the granting of a revocable proxy to officers or directors of the corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders;

(ii)            entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission or in writing to the Secretary of the corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iii)             the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”;

(iv)             entering into, or reaching an agreement, arrangement or understanding regarding, a support, voting, tender or similar agreement or arrangement (with or without granting a proxy) in connection with a Change of Control Transaction, liquidation or dissolution or winding up of the corporation approved by the Board; or

(v)               entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after November 9, 2017, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that were, as of November 9, 2017, holders of voting securities of any such entity or Parent of such entity. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(m)             “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

Article VI

1.                Rights of Preferred Stock. The Board is hereby empowered, without any action or vote by the stockholders (except as may otherwise be provided herein or by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law. The powers, preferences and relative, participating, optional and other rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other classes or series at any time outstanding.

2.                 Authorized Shares. Except as required by applicable law, the number of authorized shares of each class of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of Common Stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Article VII

1.                  Board Power. The business and affairs of the corporation shall be managed by or under the direction of the Board.

2.                Board Size. Subject to the rights of holders of any series of Preferred Stock, the number of directors that shall constitute the Board shall be fixed in accordance with the Bylaws.

3.                 Removal. Except as otherwise required by applicable law and subject to the rights, if any, of holders of any series of Preferred Stock, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the corporation entitled to vote in the election of directors, voting together as a single class.

4.             Vacancies. Vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office (although less than a quorum), by the sole remaining director or as otherwise provided in the Bylaws. Each director so elected shall be elected to hold office until such director’s term expires and a successor is duly elected and qualified or until such director’s death, resignation or removal.

5.                 Written Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

6.                 No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

Article VIII

1.                Annual Meetings. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine.

2.              Special Meetings. Subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time only by a majority of the Board, the chairperson of the Board or the Chief Executive Officer of the corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

3.                 Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

Article IX

A director of this corporation shall not be personally liable to this corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Article X

1.                 Board of Directors. The Board is expressly empowered to adopt, amend or repeal the Bylaws, subject to any restrictions that may be set forth in this Amended and Restated Certificate of Incorporation.

2.                  Stockholders. The stockholders may not adopt, amend, alter or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Amended and Restated Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the corporation entitled to vote thereon.

3.                  Amendments. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, or the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article X.

Article XI

To the fullest extent permitted by applicable law, this corporation shall provide indemnification of (and advancement of expenses to) directors, officers and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through provisions in the Bylaws, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Article XII

Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any current or former director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the General Corporation Law or this Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the corporation or any current or former director, officer, stockholder, employee or agent of the corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations thereunder. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XII. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article XII with respect to any current or future actions or claims.

Article XIII

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

In Witness Whereof, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on the date first set forth above.

By:
Anthony Casalena, Chief Executive Officer

Signature Page to Amended and Restated Certificate of Incorporation